Exhibit 99.1

CarGurus, Inc. Appoints Yvonne Hao to Board of Directors

Former PillPack Senior Executive Brings Strategic Operational Expertise to Automotive Marketplace

CAMBRIDGE, Mass. – June 16, 2021 – CarGurus, Inc. (Nasdaq: CARG), a leading global, online automotive marketplace, today announced the appointment of Yvonne Hao on June 15, 2021 to the company’s Board of Directors and as a member of its Audit Committee. Since July 2019, Ms. Hao has been a Managing Director and Co-Founder of the private equity firm Cove Hill Partners. Prior to that, Ms. Hao was the COO and CFO of PillPack where she was instrumental in that company’s successful sale to and integration with Amazon.

“Yvonne is an accomplished leader with tremendous experience providing technology and consumer companies with operational guidance and I am honored to welcome her to our Board,” said Jason Trevisan, CEO of CarGurus. “Along with her deep background in building strong consumer brands, Yvonne’s operational leadership will further strengthen our Board, and I look forward to her contributions as we continue our rapid growth at CarGurus.”

Ms. Hao has proven expertise in strategic operations, specifically within consumer technology companies. During her tenure at PillPack, she led operations, finance, human resources, real estate and procurement. Prior to PillPack, Ms. Hao spent almost 9 years at Bain Capital where she served as an Operating Partner and board member to several portfolio companies. Prior to Bain Capital, she held roles in Corporate Strategy and Global Marketing at Honeywell, and worked at McKinsey, where she started her career and was promoted to Associate Partner. Ms. Hao holds a B.A. from Williams College and a Master of Philosophy in Development Economics from Cambridge University.

“CarGurus has consistently pushed the envelope in automotive retail and that drive has catapulted them to the leadership position they hold today,” said Ms. Hao. “The automotive retail landscape is experiencing an important moment in its history and CarGurus is poised to help both consumers and dealers navigate it successfully. I am thrilled to join the Board and I look forward to collaborating with its members, including Jason, as well as the rest of the CarGurus team.”

Ms. Hao fills a board seat that was occupied by Anastasios (Tas) Parafestas, who resigned from the Board on June 15, 2021 after more than 15 years of service. Parafestas is the Founder, President and Managing Member of The Bollard Group LLC, an investment advisory firm, and of its private equity arm, Spinnaker Capital LLC.

“On behalf of CarGurus’ Board of Directors and the CarGurus community, I would like to thank Tas for his many years of dedication to our company,” said Mr. Trevisan. “Tas’s guidance and contributions have been critical to the company’s success and we are all grateful for his commitment over the years.”

About CarGurus

CarGurus (Nasdaq: CARG) is a leading global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q1 2021, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. CarGurus also holds a majority stake in CarOffer, a digital wholesale marketplace based in Addison, Texas. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc. All product names, trademarks and registered trademarks are property of their respective owners.

© 2021 CarGurus, Inc., All Rights Reserved

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our business and strategy and the expected contributions of Ms. Hao to our Board of Directors are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.